EXHIBIT 5.1

DAVID G. ASHBY
Law Corporation
Barrister & Solicitor
Suite 700 – 595 Howe Street
Vancouver, B.C. V6C 2T5
Phone: (604) 687 2923 Fax: (604) 648 9568

April 30, 2003

International Absorbents Inc.
1569 Dempsey Road
North Vancouver, B.C., Canada V7K 1S8

Ladies and Gentlemen:

Re:    Registration Statement on Form S-8

     We have acted as local counsel to International Absorbents Inc. (the “Company”). We are advised by the Company that it has prepared a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), to be filed with the Securities and Exchange Commission on or about May 5, 2003 with respect to the Company’s. shares of Common Stock, no par value per share (the “Shares”), which may be issued pursuant to the 2003 Stock Option Plan – U.S. Participants and the 2003 Equity Stock Option Plan (the “Plans”).

     We have examined originals or copies, certified or identified to our satisfaction, of such documents and records of the Company as we have deemed relevant or necessary for the purpose of giving this opinion. In expressing our opinion, we have assumed the genuineness of all signatures, the legal capacity of all individuals and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies or facsimiles thereof.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance of Shares that may be issued pursuant to the Plans have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, such Shares will be validly issued, fully paid and non-assessable.

     This opinion is subject to the qualification that enforceability of the Plans may be limited by applicable bankruptcy, insolvency or other laws affecting creditors’ rights generally, and that equitable remedies such as the remedies of specific performance or injunction are in the discretion of the court from which they are sought.

     We are solicitors qualified to carry on the practice of law in the Province of British Columbia only and we express no opinion as to any laws, or matters governed by any laws other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ David Ashby
David G. Ashby

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